Exhibit 21

Name of organization	Address	Jurisdiction of Incorporation	Doing Business As
UNITED STATES

Jetrion LLC	1260 James L. Hart Parkway Ypsilanti, MI 48197	Michigan

Prism USA Holdings, Inc.	230 Corporate Park Pembroke, MA 02359	Delaware

Lithotechnics, Inc.	123 4th Avenue N, Suite 3 Edmonds, WA 98020	Nevada	Metrix Software

SmartLinc, Inc.	1110 N. Old World Third Street, #600 Milwaukee, WI 58203	Wisconsin

FOREIGN

Electronics for Imaging Australia Pty Ltd	Level 21, 201 Miller Street North Sydney, NSW 2060 Australia	Australia

DataCreation Pty Ltd	Suite 6, 600 Military Road NSW 2068 Australia	Australia

Lithotechnics Pty Ltd Outback Software Pty Ltd.	L32/101 Miller Street North Sydney, NSW 2060 Australia	Australia	Metrix Software Metrix Software

Prism Software Australia Pty Ltd Prism Software Australia 2003 Pty Ltd	G, 102 Adelaide Street Brisbane, QLD 4000 Australia	Australia

EFI Belgium BVBA	Brixtonlaan 9 in 1930 B-1930 Zaventem, Belgium	Belgium

EFI Brazil LTDA	Rua Cincinato Braga No. 340 Conjunto 142 Sao Paulo, SP Brazil	Brazil	Electronics for Imaging do Brazil

Metrics Sistemas de Informação e Serviços Ltda.	Rua Cincinato Braga No. 340 Conjuntos 141 e 152 Bela Vista, SP Brazil	Brazil

Metrics Sistemas de Informação e Serviços Ltda. (Santo Andre)	Rua Suica No 991 Room 13, Pq de Nacoes Santo Andre, SP 09210-000 Brazil	Brazil

EFI (Canada), Inc.	c/o Blake, Cassels & Graydon LLP 199 Bay Street Suite 4000 Toronto, Ontario Canada M5L 1A9	Canada

Name of organization	Address	Jurisdiction of Incorporation	Doing Business As

EFI Holdings Limited Electronics for Imaging, International	190 Elgin Avenue Georgetown, Grand Cayman KY1-9005 Cayman Islands	Cayman Islands

EFI Cretaprint	Room A101, 102, A107 68 West Jihua Road (Crossing of West Jihua Road and Zidong Road) Chancheng District Foshan City Guangdong Province, China	China

Electronics for Imaging (France) SARL	23 rue du Roule 75001 Paris France	France	EPLI

alphagraph team GmbH	Im Teelbruch 130 45219 Essen Germany	Germany

Electronics for Imaging GmbH	Kaiserswertherstr Strasse 115 D-40880 Ratingen Duesseldorf, Germany	Germany	Best GmbH

Lector Computersysteme GmbH	Trompeteralle e 108 41189 Mochengladbach Germany	Germany

EFI Hungary Trading Trading LLC	H-1136 Budapest, Hungary Tatra u. 12/B	Hungary

Electronics for Imaging India Private Limited	Kalyani Platina, 4th Floor Block 1, No 24 EPIP Zone Phase II Whitefield, Bangalore India 560 066	India

EFI Ireland Imaging Solutions Investment Company Limited	53 Merrion Square Dublin 2 Ireland	Ireland

Online Print Marketing LTD	1 Haddington Road Suite 02-04, Floor 1 Victoria Buildings Dubllin 4 Ireland	Ireland

Electronics for Imaging Israel (2007) Ltd	5b Hanagar Street Hod Hasharon 45240, Israel	Israel

Electronics for Imaging Italia S.r.l	Piazza Filippo Meda 3 20121 Milano Italy	Italy

Name of organization	Address	Jurisdiction of Incorporation	Doing Business As

EFI K.K. Electronics for Imaging Japan YK	TOC Ohsaki Building 15 Fl. 1-6-1 Osaki-Shinagawa-ku Tokyo 141-0032 Japan	Japan	Electronics for Imaging K.K.

Eletronics FOR Imaging Korea Co., Ltd.	Kyoho Tower B 13 Fl., 1303-22 Seocho-dong Seocho-gu Seoul 137-920 Korea	Korea

Electronics for Imaging (Luxembourg) S.à r.l.	2, Rue Hackin L-1746 Luxembourg	Luxembourg

Cretaprint Mexico, S. de R.L., de C.V.	Avda. Fundidora, 501 – 34 Obrera, Monterrey, Nuevo León 64010 México	Mexico

EFI Sales Mexico, S.A. de C.V.	Florencia No. 57, Floor 6-616 Juarez, Liverpool and Londres Cuauhtemoc, C.P. 06600 Federal District, Mexico	Mexico

Electronics for Imaging B.V.	201-207 Boeing Avenue 1119 PD Schiphol-Rijk The Netherlands	The Netherlands

EFI New Zealand Limited Prism Group Holdings Limited	Unit 3b, Ground Floor 125 The Strand Parnell Auckland, New Zealand	New Zealand

Electronics for Imaging Pte Ltd	50 Raffles Place #32-01 Singapore Land Tower Singapore 048623	Singapore

EFI-Cretaprint Development, S.L. EFI Cretaprint, S.L.	Poligono Industrial Ramonet Carretera Nacional 340, KM 970 Almazora, Castellón Spain	Spain

Electronics for Imaging Sweden AB	Frösundaviks allé 15, 4 tr 171 53 Solna Stockholms lan Solna kommun Sweden	Sweden

Name of organization	Address	Jurisdiction of Incorporation	Doing Business As

Electronics for Imaging Holding GmbH	c/o Kunzi Treuhand Controlling and Consulting Industriestrasse 33 CH - 6300 Zug Switzerland	Switzerland

Electronics for Imaging United Kingdom Limited Golflane Limited Radius Solutions Limited	Manor Farm High Street Dronfield DerbyshireS18 1PY United Kingdom	United Kingdom

Prism Europe Limited Prism Group Holdings Limited Prism Business Solutions Limited QTMS 2006 Limited	Midland House 2nd Floor North Station Road Colchester Essex C01 1RB United Kingdom	United Kingdom

QTMS Limited	c/o Vincent Syes & Higham LLP Montague House Chancery Lane Thrapston Northamptonshire NN14 4LN United Kingdom	United Kngdom

Technique Business Systems Limited	Turing House Millshaw Leeds, West Yorkshire LS11 8LZ United Kingdom	United Kingdom

*	All of the listed subsidiaries are 100% wholly-owned subsidiaries of EFI.
**	“Doing Business As” names above have been listed only where they differ from the name of the subsidiary